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                                  EXHIBIT 1(d)

                            CERTIFICATE OF AMENDMENT
                                       OF
                              CERTIFICATE OF TRUST
                                       OF
                         GLOBAL FINANCIAL SERVICES FUND

          GLOBAL FINANCIAL SERVICES FUND, a business trust organized and existing under the Delaware Business Trust Act (12 Del. C. (S) 3801, et seq.),
                                                   -------           -------
does hereby certify that:

     1.   Name.  The name of the business trust (hereinafter called the "Trust")
          ----
is Global Financial Services Fund.

     2. The Certificate of Trust is hereby amended to change the name of the Trust to GLOBAL FINANCIAL SERVICES MASTER TRUST.

     3.   Effective Date.  This Certificate of Trust shall be effective upon the
          --------------
date and time of filing.

          IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Amendment as of September 21, 1999.



                                    /s/ Michael J. Hennewinkel
                                    --------------------------
                                    Michael J. Hennewinkel, Sole Trustee